                                                                           EXHIBIT 10.20
                                             SEAGULL ENERGY CORPORATION

                                              MANAGEMENT STABILITY PLAN

         The SEAGULL ENERGY  CORPORATION  MANAGEMENT  STABILITY PLAN (the "Plan") is hereby adopted pursuant to the authorization of the Board of Directors of SEAGULL ENERGY  CORPORATION  (the "Company") for its eligible  employees as follows:

                                                         I.

                                            DEFINITIONS AND CONSTRUCTION

         1.1      Definitions.  Where the  following  words and  phrases  appear in the Plan,  they  shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

                  (a)      "Board" shall mean the Board of Directors of the Company.

                  (b)      "Change  in  Duties"  shall mean the  occurrence,  within two years  after the date upon which a Change of Control occurs, of any one or more of the following:

                           (1)      with  respect  to a  Covered  Employee  of Grade 16 or  higher,  a  significant reduction in the duties of such Covered  Employee from those  applicable to him  immediately  prior to the date on which a Change of Control occurs;

                           (2)      a reduction in a Covered  Employee's annual salary or target  opportunity under any applicable  bonus or incentive  compensation  plan from that provided to him immediately  prior to the date on which a Change of Control occurs;

                           (3)      receipt of employee  benefits  (including  but not limited to medical,  dental, life insurance,  accidental, death, and dismemberment,  and long-term disability plans) and perquisites by a Covered  Employee after the date on which a Change of Control  occurs that are  materially  inconsistent with the  employee  benefits  and  perquisites  provided by the  Employer to other  employees  of the same grade; or

                           (4)      a change in the location of a Covered Employee's  principal place of employment by the  Employer by more than 50 miles from the location  where he was  principally  employed  immediately prior to the date on which a Change of Control occurs.

                  (c)      "Change of Control" shall mean the occurrence of either of the following events:

                           (1)      the Company (A) shall not be the surviving entity in any merger,  consolidation or  other  reorganization  (or  survives  only  as a  subsidiary  of an  entity  other  than a  previously wholly-owned  subsidiary of the Company) or (B) is to be dissolved and  liquidated,  and as a result of or in  connection  with  such  transaction,  the  persons  who were  directors  of the  Company  before  such transaction cease to constitute a majority of the Board; or

                           (2)      any person or entity,  including a "group" as contemplated by Section  13(d)(3)
         of the  Securities  Exchange  Act of 1934,  acquires or gains  ownership  or control  (including,  without limitation,  power to vote) of 20% or more of the outstanding  shares of the Company's voting stock (based upon  voting  power),  and as a result of or in  connection  with such  transaction,  the persons who were directors of the Company before such transaction cease to constitute a majority of the Board.

                  (d)      "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e)      "Committee" shall mean the Compensation Committee of the Board.

                  (f)      "Company" shall mean Seagull Energy Corporation.

                  (g)      "Compensation"  shall mean the greater of (1) a Covered  Employee's  annual  salary plus his  Targeted  EIP  Award,  if any,  immediately  prior to the date on which a Change  of  Control  occurs or (2) a
Covered  Employee's annual salary plus his Targeted EIP Award, if any, at the time of his Involuntary  Termination.
"Six  Months'  Compensation"  shall  mean  Compensation  divided  by 2.  "Three  Months'  Compensation"  shall mean
Compensation divided by 4.  "Semi-Monthly Compensation" shall mean Compensation divided by 24.

                  (h)      "Covered  Employee"  shall mean any  individual  who, on the date upon which a Change of
Control occurs,  is a regular,  full-time  salaried  employee of the Employer or an hourly employee of the Employer who is  normally  scheduled  to work 550 or more  hours per year,  other  than (1) any  individual  whose  terms of employment  are  governed  by a  collective  bargaining  agreement  between a  collective  bargaining  unit and the
Employer unless such agreement  provides for coverage of such individual  under the Plan, (2) any individual who is a party to a  written  agreement  with the  Employer  providing  for  severance  payments  or  benefits  upon  such individual's  termination  of employment  with the Employer,  and (3) an employee who is classified as a temporary, casual, or an independent contractor under the Employer's employment policies.

                  (i)      "Effective Date" shall mean the date the Board approves the Plan.

                  (j)      "EIP"  shall  mean  the  Seagull  Energy  Corporation  Executive  Incentive  Plan or any
successor thereto.

                  (k)      "Employer"  shall mean the  Company  and each  eligible  organization  designated  as an
Employer in accordance with the provisions of Section 4.4 of the Plan.

                  (l)      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (m)      "Grade"  shall mean the greater of (1) a Covered  Employee's  salary  classification  by the Employer  immediately prior to the date on which a Change of Control occurs or (2) a Covered  Employee's salary classification by the Employer at the time of his Involuntary Termination.

                  (n)      "Involuntary   Termination"   shall  mean  any  termination  of  a  Covered   Employee's
employment with the Employer which:

                           (1)      does not result from a voluntary  resignation  by the Covered  Employee  (other than a resignation pursuant to Clause (2) of this Section 1.1(n)); or

                           (2)      results from a  resignation  by a Covered  Employee on or before the date which is sixty days after the date the Covered Employee receives notice of a Change in Duties;

provided,  however,  that the term  "Involuntary  Termination"  shall not  include a  Termination  for Cause or any termination as a result of a Covered  Employee's death,  disability under  circumstances  entitling him to benefits under the Employer's long-term disability plan or Retirement.

                  (o)      "Objective EIP Award" shall mean, with respect to any Covered  Employee,  the amount, if any,  earned under the objective  criterion of the EIP in effect for the calendar year  preceding  such  Employee's
Involuntary Termination.

                  (p)      "Retirement"  shall  mean the  Covered  Employee's  resignation  on or after the date he reaches age sixty-five.

                  (q)      "Targeted  EIP Award" shall mean the Covered  Employee's  Incentive  Target as set forth under the EIP in effect  for the year with  respect to which such  award is being  determined,  if any,  or for the last  preceding year in which an EIP was in effect,  expressed as a dollar amount based on such Covered  Employee's annual salary for such year.

                  (r)      "Termination  for Cause" shall mean any termination of a Covered  Employee's  employment with the Employer by reason of the Covered  Employee's (1) conviction of a felony or a misdemeanor  involving moral turpitude,  (2)  engagement in conduct which is injurious  (monetarily  or otherwise) to the Employer or any of its affiliates  (including,  without  limitation,  misuse of the Employer's or an affiliate's funds or other property),
(3)  engagement  in business  activities  which are in conflict with the business  interests of the  Employer,  (4)
insubordination  or (5) engagement in conduct which is in violation of the Employer's  safety rules or standards or which otherwise may cause or causes injury to another employee or any other person.

                  (s)      "Welfare Benefit Coverages" shall mean the medical,  dental, life insurance,  accidental death and dismemberment and long-term disability coverages provided by the Employer to its active employees.

         1.2      Number and Gender.  Wherever  appropriate  herein,  word used in the singular shall be considered to include the plural and the plural to include  the  singular.  The  masculine  gender,  where  appearing  in this
Plan, shall be deemed to include the feminine gender.

         1.3      Headings.  The headings of Articles and Sections  herein are included  solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                                        II.

                                                 SEVERANCE BENEFITS

         2.1      Severance  Benefits.  Subject to the  provisions of Section 2.2 hereof,  if a Covered  Employee's employment  by the  Employer or  successor  thereto  shall be subject to an  Involuntary  Termination  which occurs within  two  years  after the date upon  which a Change of  Control  occurs,  then the  Covered  Employee  shall be entitled to the following severance benefits:

                  (a)      A lump sum cash payment in accordance with the following schedule:

                  Grade                              Benefit Amount

                  16 - 18  2 x Compensation

                    15              1.5 x Compensation

                    14              1.25 x Compensation

                  12 - 13  1 x Compensation

                  0 - 11            Lesser of:

                                    (1)     the  sum  of  (A)  Semi-Monthly  Compensation  as  of  his  Involuntary
                                            Termination  for each  full year and  fraction  thereof  of  continuous employment  with  the  Employer  as a  Covered  Employee  from his most recent date of hire, and (B)  Semi-Monthly  Compensation  for each full
                                            $10,000  increment  of such  Covered  Employee's  annual  salary at the time of his  Involuntary  Termination;  provided,  however,  that in no event  shall any  Covered  Employee  receive  less than  Three  Months'
                                            Compensation; or

                                    (2)     1 x Compensation.

                  (b)      A lump sum cash  payment  in an amount  equal to the  remaining  portion of any award to the  Covered  Employee  under  any  prior  years'  EIP.  Further,  if  a  Covered  Employee's  Involuntary
         Termination  occurs  on or after the date an award has been  earned  under the EIP,  but prior to the date such award is paid, the Covered  Employee  shall receive an additional  lump sum cash payment in an amount equal to two times his Objective EIP Award.

                  (c)      A Covered  Employee  shall be entitled to continue  the Welfare  Benefit  Coverages  for himself and,  where  applicable,  his eligible  dependents  following his  Involuntary  Termination  for a number of months determined in accordance with the following schedule:

                           Grade    Number of Months

                           16 - 18          24

                             15             18

                             14             15

                           12 - 13          12

                           0 - 11           The number of months for which cash  payments are made under  Paragraph
                                            (a) above (rounded to the nearest whole month if necessary);

         provided  however,  the Covered Employee must continue either to pay the premiums paid by active employees of the Employer for such coverages or to pay the actual  (nonsubsidized)  cost of such coverages for which the Employer  does not  subsidize  for active  employees.  Such  benefit  rights shall apply only to those
         Welfare  Benefit  Coverages which the Employer has in effect from time to time for active  employees,  and the  applicable  payments  shall adjust as premiums for active  employees of the Employer or actual costs, whichever is applicable,  change.  Welfare  Benefit  Coverage(s)  shall  immediately  end upon the Covered
         Employee's  obtainment of new employment and eligibility for similar  Welfare  Benefit  Coverage(s)  (with the Covered  Employee  being  obligated  hereunder to promptly  report such  eligibility to the Employer).
         Nothing herein shall be deemed to adversely affect in any way the additional rights,  after  consideration of this extension period,  of Covered Employees and their eligible  dependents to health care continuation coverage as required pursuant to Part 6 of Title I of ERISA.

                  (d)      A Covered  Employee of Grade 16 or higher  shall be  entitled  to receive  out-placement services in connection with obtaining new employment up to a maximum cost of $6,000.

                  (e)      The severance  benefits  payable under this Plan shall be paid to a Covered  Employee at the time he receives his final  termination pay, or as soon as  administratively  practicable  thereafter, subject to the conditions  set forth in Section 2.2 of the Plan.  Any severance  benefits paid pursuant to this Section will be deemed to be a severance payment and not  "Compensation"  for purposes of determining benefits under the Employer's qualified plans and shall be subject to any required tax withholding.

         2.2      Release and Full  Settlement.  Anything to the contrary  herein  notwithstanding,  as a condition to the receipt of any severance  payment  hereunder,  a Covered  Employee whose employment by the Employer has been subject to an  Involuntary  Termination  shall first execute a release,  in the form  established by the Committee, releasing the Committee, the Employer, and the Employer's shareholders,  partners, officers,  directors,  employees and agents from any and all claims and from any and all causes of action of any kind or  character,  including  but not limited to all claims or causes of action arising out of such Covered  Employee's  employment with the Employer or the  termination  of such  employment,  and the  performance  of the  Employer's  obligations  hereunder and the receipt of any benefits  provided  hereunder by such Covered  Employee shall constitute full settlement of all such claims and causes of action.

         2.3      Mitigation.  A Covered  Employee  shall not be  required  to  mitigate  the amount of any payment provided for in this  Article II by seeking  other  employment  or  otherwise,  nor shall the amount of any payment provided for in this Article II be reduced by any  compensation  or benefit  earned by the Covered  Employee as the result of employment by another  employer or by retirement  benefits.  The benefits  under the Plan are in addition to any other benefits to which a Covered Employee is otherwise entitled.

         2.4 Severance Pay Plan  Limitation.  This Plan is intended to be an employee  welfare  benefit plan within the  meaning of section  3(1) of ERISA and the Labor  Department  regulations  promulgated  thereunder.  Therefore, anything to the contrary  herein  notwithstanding,  in no event shall any Covered  Employee  receive total payments under the Plan that exceed the equivalent of twice such Covered Employee's  "annual  compensation" (as such term is defined in 29 CFR "2510.3-2(b)(2))  during the year immediately  preceding his Involuntary  Termination.  If total payments under the Plan to a Covered  Employee  would  otherwise  exceed the limitation in the preceding  sentence, the amount payable to such Covered  Employee  pursuant to Section  2.1(b) and, if necessary,  the amount payable to such Covered Employee pursuant Section 2.1(a), shall be reduced in order to satisfy such limitation.

         2.5      Parachute  Payments.  Anything to the contrary herein  notwithstanding,  if the Covered  Employee is a "disqualified  individual" (as defined in Section 280G(c) of the Code),  and the severance  benefits  provided for in Section 2.1,  together with any other payments which the Covered  Employee has the right to receive from the
Employer,  would  constitute a "parachute  payment " (as defined in Section  280G(b)(2) of the Code), the severance benefits  provided  hereunder  shall be either (a) reduced  (but not below zero) so that the present  value of such total amounts  received by the Covered  Employee from the Employer will be one dollar ($1.00) less than three times the  Covered  Employee's  base  amount  (as  defined  in  Section  280G of the Code) and so that no portion of such amounts  received by the Covered  Employee  shall be subject to the excise tax imposed by Section  4999 of the Code or (b) paid in full,  whichever  produces the better net after-tax  position to the Covered  Employee  (taking into account  any  applicable  excise  tax  under  Section  4999  of the  Code  and  any  applicable  income  tax).  The determination  as to whether any such reduction in the amount of the severance  benefits is necessary shall be made by the Employer in good faith,  and such  determination  shall be conclusive  and binding on the Covered  Employee.
If a reduced  cash  payment is made and  through  error or  otherwise  that  payment,  when  aggregated  with other payments from the Employer (or its affiliates)  used in determining if a "parachute  payment"  exists,  exceeds one dollar ($1.00) less than three times the Covered  Employee's base amount,  the Covered  Employee shall  immediately repay such excess to the Employer upon notification that an overpayment has been made.

                                                        III.

                                               ADMINISTRATION OF PLAN

         3.1      Committee's  Powers and Duties.  It shall be a principal  duty of the  Committee  to see that the
Plan is carried out, in accordance  with its terms,  for the exclusive  benefit of persons  entitled to participate in the Plan.  The Committee  shall be the named  fiduciary and shall have full power to administer  the Plan in all of its  details,  subject to  applicable  requirements  of law.  For this  purpose,  the  Committee's  powers shall include, but not be limited to, the following authority, in addition to all other powers provided by this Plan:

                  (a)      to make and enforce such rules and  regulations as it deems  necessary or proper for the efficient administration of the Plan;

                  (b)      to interpret  the Plan,  its  interpretation  thereof to be final and  conclusive on all persons claiming benefits under the Plan;

                  (c)      to  decide  all  questions  concerning  the Plan and the  eligibility  of any  person to participate in the Plan;

                  (d)      to make a  determination  as to the  right of any  person  to a  benefit  under the Plan
         (including,  without  limitation,  to determine whether and when there has been a termination of a Covered
         Employee's employment and the cause of such termination);

                  (e)      to appoint such agents,  counsel,  accountants,  consultants,  claims  administrator and other persons as may be required to assist in administering the Plan;

                  (f)      to allocate  and  delegate its  responsibilities  under the Plan and to designate  other persons  to carry out any of its  responsibilities  under the Plan,  any such  allocation,  delegation  or designation to be in writing;

                  (g)      to sue or cause suit to be brought in the name of the Plan; and

                  (h)      to  obtain  from  the  Employer  and  from  Covered  Employees  such  information  as is necessary for the proper administration of the Plan.

         3.2      Member's Own  Participation.  No Covered  Employee or agent of the  Committee  may act,  vote, or otherwise influence a decision of the Committee specifically relating to himself as a participant in the Plan.

         3.3      Indemnification.  The Company  shall  indemnify  and hold  harmless  each member of the Committee against  any  and  all  expenses  and  liabilities  arising  out  of  his  administrative  functions  or  fiduciary responsibilities,  including  any  expenses  and  liabilities  that are caused by or result from an act or omission constituting  the  negligence  of such  member  in the  performance  of such  functions  or  responsibilities,  but excluding  expenses  and  liabilities  that are caused by or result  from such  member's  own gross  negligence  or willful  misconduct.  Expenses  against which such member shall be indemnified  hereunder  shall  include,  without limitation,  the amounts of any  settlement  or judgment,  costs,  counsel  fees,  and related  charges  reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

         3.4      Compensation,  Bond and  Expenses.  The members of the Committee  shall not receive  compensation with respect to their  services for the  Committee.  To the extent  required by applicable  law, but not otherwise,
Committee  members  shall  furnish bond or security for the  performance  of their duties  hereunder.  Any expenses properly  incurred  by the  Committee  incident  to the  administration,  termination  or  protection  of the Plan, including the cost of furnishing bond, shall be paid by the Company.

         3.5      Claims  Procedure.  Any employee  that the  Committee  determines  is entitled to a benefit under the Plan is not  required to file a claim for  benefits.  Any  employee  who is not paid a benefit and who believes that he is entitled to a benefit or who has been paid a benefit and who  believes  that he is entitled to a greater benefit may file a claim for benefits  under the Plan in writing with the  Committee.  In any case in which a claim for Plan benefits by a Covered  Employee is denied or modified,  the Committee  shall furnish written notice to the claimant within ninety days (or within 180 days if additional  information requested by the Committee  necessitates an extension of the ninety-day period), which notice shall:

                  (a)      state the specific reason or reasons for the denial or modification;

                  (b)      provide  specific  reference  to  pertinent  Plan  provisions  on which  the  denial  or modification is based;

                  (c)      provide a  description  of any  additional  material or  information  necessary  for the
         Covered  Employee or his  representative  to perfect the claim, and an explanation of why such material or information is necessary; and

                  (d)      explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan  benefits  is denied or  modified,  if the  Covered  Employee  or his  representative desires to have such denial or modification  reviewed,  he must,  within sixty days following receipt of the notice of such denial or modification,  submit a written request for review by the Committee of its initial  decision.  In connection with such request,  the Covered Employee or his representative  may review any pertinent  documents upon which such denial or  modification  was based and may submit  issues and  comments in  writing.  Within  sixty days following such request for review the Committee  shall,  after  providing a full and fair review,  render its final decision in writing to the Covered  Employee and his  representative,  if any,  stating  specific  reasons for such decision  and making  specific  references  to  pertinent  Plan  provisions  upon which the  decision is based.  If special  circumstances  require an extension of such sixty-day period,  the Committee's  decision shall be rendered as soon as  possible,  but not later than 120 days after  receipt of the  request for review.  If an  extension  of time for review is required,  written  notice of the extension  shall be furnished to the Covered  Employee and his representative, if any, prior to the commencement of the extension period.

         3.6      Mandatory  Arbitration.  If a Covered  Employee or his  representative  is not satisfied with the decision  of  the  Committee  pursuant  to the  Plan's  claims  review  procedure,  such  Covered  Employee  or his representative  may,  within  sixty days of receipt of the written  decision of the  Committee,  request by written notice to the Committee,  that his claim be submitted to  arbitration  pursuant to the labor  arbitration  rules of the American  Arbitration  Association.  Such arbitration shall be the sole and exclusive  procedure available to a
Covered  Employee or his  representative  for review of a decision of the  Committee.  In reviewing the decision of the  Committee,  the  arbitrator  shall use the  standard  of  review  which  would be used by a  Federal  court in reviewing such decision  under the provisions of ERISA.  The Covered  Employee or his  representative  and the Plan shall share equally the cost of such  arbitration.  The  arbitrator's  decision shall be final and legally  binding on both parties.  This Section shall be governed by the provisions of the Federal Arbitration Act.

                                                         IV.

                                                 GENERAL PROVISIONS

         4.1      Funding.  The  benefits  provided  herein  shall  be  unfunded  and  shall be  provided  from the
Employer's general assets.

         4.2      Cost of Plan.  The entire cost of the Plan shall be borne by the  Employer  and no  contributions shall be required of the Covered Employees.

         4.3      Plan Year.  The Plan shall  operate on a plan year  consisting  of the twelve  consecutive  month period  commencing on January 1 of each year with a short plan year  commencing on the Effective Date and ending on
December 31, 1995.

         4.4      Other Participating  Employers.  The Committee may designate any entity or organization  eligible by law to participate in this Plan as an Employer by written  instrument  delivered to the Secretary of the Company and the  designated  Employer.  Such  written  instrument  shall  specify  the  effective  date of such  designated participation,  may  incorporate  specific  provisions  relating  to the  operation  of the Plan which apply to the designated  Employer only and shall become, as to such designated  Employer and its employees,  a part of the Plan.
Each  designated  Employer shall be  conclusively  presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all  amendments  thereto upon its submission of information to the
Committee required by the terms of or with respect to the Plan; provided,  however,  that the terms of the Plan may be  modified so as to increase  the  obligations  of an  Employer  only with the  consent of such  Employer,  which consent shall be  conclusively  presumed to have been given by such Employer upon its submission of any information to the  Committee  required by the terms of or with  respect to the Plan.  Except as modified by the  Committee  in its written instrument,  the provisions of this Plan shall be applicable with respect to each Employer  separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Covered Employee.

         4.5      Amendment  and  Termination.  The Plan  may be  amended  from  time to time,  or  terminated  and discontinued,  at any time, in each case at the discretion of the Board.  Notwithstanding the foregoing,  this Plan may not be amended to reduce  benefits or rights to benefits or terminated  within two years  following a Change of
Control.  For purposes of this Section,  a change in the  designation by the Committee of  Participating  Employers pursuant to Section 4.4 shall be deemed to be an amendment to the Plan.

         4.6      Not Contract of  Employment.  The adoption and  maintenance of the Plan shall not be deemed to be a contract of  employment  between the Employer and any person or to be  consideration  for the  employment  of any person.  Nothing  herein  contained  shall be deemed to give any person the right to be  retained  in the employ of the Employer or to restrict  the right of the  Employer to  discharge  any person at any time nor shall the Plan be deemed to give the  Employer  the right to  require  any  person to  remain  in the  employ of the  Employer  or to restrict any person's right to terminate his employment at any time.

         4.7      Severability.   Any  provision  in  the  Plan  that  is  prohibited  or   unenforceable   in  any
jurisdiction  by reason of applicable law shall,  as to such  jurisdiction,  be  ineffective  only to the extent of such prohibition or  unenforceability  without  invalidating or affecting the remaining  provisions hereof, and any such  prohibition  or  unenforceability  in any  jurisdiction  shall not  invalidate or render  unenforceable  such provision in any other jurisdiction.

         4.8      Nonalienation.  Covered  Employees  shall not have any right to pledge,  hypothecate,  anticipate or assign benefits or rights under the Plan, except by will or the laws of descent and distribution.

         4.9      Effect of Plan.  This Plan is intended  to  supersede  all prior oral or written  policies of the
Employer and all prior oral or written  communications  to Covered  Employees  with  respect to the subject  matter hereof,  and all such  prior  policies  or  communications  are hereby  null and void and of no  further  force and effect.  Further,  this Plan shall be binding  upon the Employer and any  successor of the  Employer,  by merger or otherwise, and shall inure to the benefit of and be enforceable by the Employer's Covered Employees.

         4.10     Governing  Law. The Plan shall be  interpreted  and construed in accordance  with the laws of the
State of Texas, except to the extent preempted by federal law.

         EXECUTED this ______ day of _____________________________, 1995.

                                                     SEAGULL ENERGY CORPORATION

                                                     By:
                                                     Name:
                                                     Title: